SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) January 15, 2002



                             WASHINGTON MUTUAL, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Washington                   1-14667                   91-1653725
  --------------------          ---------------------     --------------------
(State or other jurisdiction    (Commission File No.)     (I.R.S. Employer
   of incorporation)                                       Identification No.)


                                1201 Third Avenue
                            Seattle, Washington 98101
-------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:      (206) 461-2000

          Item 9. Regulation FD Disclosure.

          Registrant issued the following press release on January 15, 2002.


                   Washington Mutual Caps Most Profitable Year
                         with Record Quarterly Earnings;
                          Board Increases Cash Dividend

         SEATTLE -- Washington Mutual, Inc. (NYSE: WM) today announced record fourth-quarter earnings of $842 million, or 97 cents per diluted share, for the period ended Dec. 31, 2001, up 56 percent on a per share basis from $497 million, or 62 cents per diluted share for the same period a year ago.

         Annual earnings for 2001 were also a record at $3.11 billion, or $3.59 per diluted share, versus $1.90 billion, or $2.36 per diluted share in 2000. Other financial highlights for the fourth quarter and the year included:

o return on average common equity in excess of 23 percent for the fourth quarter and the year;

o record net checking account growth of 190,000 checking accounts for the fourth quarter, and more than 1 million checking accounts for the year;

o increases of 31 percent and 32 percent in depositor and other retail banking fees for the fourth quarter and the year, respectively; and

o record total loan volume of $59.12 billion for the fourth quarter, and $174.04 billion for the year, which includes record volume in single-family residential (SFR) and non-SFR categories.

         "Our record performance in the fourth quarter of 2001 is a fitting end to a spectacular year highlighted by record earnings, account growth and loan volume," said Kerry Killinger, Washington Mutual's chairman, president and chief executive officer. "It demonstrates the strength of our business strategy and our ability to profitably expand our franchise through a combination of internal growth and acquisitions. In addition, our employees clearly demonstrated their ability to manage the company in a business climate that became more challenging as the year progressed."

BOARD OF DIRECTORS INCREASES DIVIDEND

         The board declared a cash dividend of 25 cents on the company's common stock, up from 24 cents in the previous quarter. Dividends on the common stock are payable Feb. 15, 2002 to shareholders of record as of Jan. 31, 2002. The board also declared a $0.90625 dividend on Washington Mutual's Series H Preferred Stock which, together with a related purchase contract adjustment payment of $0.09375, will result in an aggregate payment of $1.00 on each unit of the company's Premium Income Equity Securities (PIES). These amounts are payable on Feb. 19, 2002, to shareholders of record as of Feb. 15, 2002.

FOURTH-QUARTER RESULTS

Net Interest Income and Noninterest Income

         Net interest income in the fourth quarter of 2001 was $2.03 billion, up 84 percent from $1.10 billion in the prior year's fourth quarter. For the year, net interest income totaled $6.88 billion, compared with $4.31 billion in 2000.

         The net interest spread was 3.84 percent in the most recent quarter, compared with 2.29 percent for the same period a year earlier. The margin was
3.80 percent in the most recent quarter versus 2.42 percent in fourth quarter 2000.
         Low long-term mortgage interest rates resulted in high levels of refinancing activity during the most recent quarter, which led to higher actual and anticipated prepayment rates within the company's mortgage servicing portfolio. This resulted in higher amortization levels for the company's mortgage servicing rights (MSR) asset during the fourth quarter and the addition of $1.06 billion to the impairment reserve for MSR. Although the low mortgage interest rates caused prepayment levels to rise, they also enabled the company to generate high levels of salable fixed-rate loan volume, resulting in gain from mortgage loans of $289 million during the quarter. This income, combined with the additional gain of $442 million from securities, and a $496 million pretax hedging gain (accounted for on a net-of-tax basis as an extraordinary item under current accounting rules) from the early extinguishment of debt, exceeded the amount of the MSR impairment.

         "Our strategy of mitigating MSR impairments through the combination of strong gain primarily on fixed-rate mortgages with additional gains from the sale of securities and the liquidation of hedging instruments has worked effectively," Killinger said, adding that the strategy is part of Washington Mutual's ongoing business.

         The net increase of more than 1 million checking accounts, year over year, contributed to depositor and other retail banking fees of $353 million for the quarter, up 31 percent from $269 million for the same period one year ago. For the year, depositor and other retail banking fees totaled $1.29 billion, up from $976 million for 2000.

         Securities fees and commissions totaled $77 million in the most recent quarter, up from $74 million in the fourth quarter of last year. For the year, these fees and commissions totaled $303 million in 2001, versus $318 million in 2000.

Lending

         During the most recent quarter, Washington Mutual produced record loan volume, which totaled $59.12 billion, versus $17.31 billion for the fourth quarter of 2000. For the year, total loan volume was a record $174.04 billion, compared with $66.27 billion in 2000.

         In the fourth quarter, single-family residential (SFR) loan volume totaled $54.83 billion, versus $13.54 billion a year ago. SFR loan volume totaled $155.82 billion in 2001, as compared with $52.42 billion in 2000.

         Low mortgage interest rates continued to fuel a high volume of refinancing activity. In the year 2001, loan volume for home refinancing was 67 percent of the SFR volume (excluding specialty mortgage finance and residential construction), versus 34 percent for 2000. Of the SFR loan volume (excluding specialty mortgage finance), 74 percent was for fixed-rate loans in 2001, versus just 15 percent the previous year.

         The volume of loans other than SFRs totaled $4.29 billion for the most recent quarter, up 14 percent over $3.77 billion in the fourth quarter of 2000. For the year, that volume was $18.22 billion, up 32 percent from $13.85 billion for 2000.

Efficiency Ratio

         The company's efficiency ratio (defined as total noninterest expense, excluding amortization of intangible assets, as a percentage of net interest income, noninterest income, and the extraordinary item) improved to 44.99 percent during the fourth quarter of 2001, compared with 48.22 percent for the fourth quarter of 2000. For the year, the efficiency ratio (similarly calculated) was 43.90, versus 47.97 one year ago.

         Noninterest expense for the fourth quarter of 2001 totaled $1.33 billion, compared with $822 million in the fourth quarter of 2000. For the year, noninterest expense totaled $4.62 billion, as compared with $3.13 billion for 2000. The growth in expenses was, in large part, a reflection of the company's acquisitions during the year.

Balance Sheet and Capital Management

         Reflecting the company's acquisitions in 2001, Washington Mutual's consolidated assets were $242.51 billion at Dec. 31, 2001, up from $194.72 billion at year-end 2000.

         During the fourth quarter, the company repurchased 7.3 million shares of its common stock at an average price of $31.65.

         At Dec. 31, 2001, transaction account balances, including checking, savings and money market deposits, represented 66 percent of total deposits, up from 58 percent at the end of 2001. Total deposits were $107.18 billion at the end of the fourth quarter, up 35 percent from $79.57 billion at the end of the fourth quarter of 2000, reflecting the company's acquisitions and strong internal growth.

          Stockholders' equity stood at $14.06 billion, or 5.8 percent of consolidated assets at Dec. 31, 2001. In addition, capital ratios of the company's banking subsidiaries continued to exceed the federal regulatory requirements for classification as "well-capitalized" institutions, the highest regulatory standard.

Credit Quality

         In the fourth quarter, the company made a $200 million provision for loan and lease losses, while net loan charge-offs during the period were $97 million. Nonperforming assets increased by $349 million to $2.38 billion at Dec. 31, 2001, as compared with $2.03 billion at Sept. 30, 2001, and $1.02 billion at year-end 2000. The ratio of nonperforming assets to total assets was 0.98 percent at Dec. 31, 2001, versus 0.91 percent at the end of the third quarter, and 0.52 percent at year-end 2000.

         "The loan loss provision remains in excess of loan charge-offs," said Killinger. "Management is comfortable with the loan loss reserve in light of the risk profile of our loan portfolio, which is heavily weighted toward single-family residential home loans secured by real estate."

Company Updates

o On Jan. 4, the company completed its acquisition of Dime Bancorp, Inc. The acquisition creates a broad-based platform for Washington Mutual's retail banking operations in the greater New York metropolitan area, the nation's largest urban banking market. With the addition of the mortgage operations of Dime's North American Mortgage Company, Washington Mutual has also further strengthened its position as the nation's leading mortgage franchise.

o On Dec. 11, Washington Mutual announced the signing of a definitive agreement to acquire, for cash, $1.9 billion of assets of HomeSide Lending, Inc., the U.S. mortgage unit of the National Australia Bank Limited (the "National") (ASX: NAB; NYSE: NAB). In addition, Washington Mutual will subservice HomeSide's $187.4 billion mortgage servicing portfolio, representing approximately 2 million customers. The National will retain its financial interest in the mortgage servicing rights to be subserviced by Washington Mutual, the related hedges and certain other HomeSide assets and liabilities.

o During the fourth quarter, the company launched its market entry into Atlanta, Ga., by opening the first 20 of up to 80 Occasio financial stores planned for that area over the next few years.

Outlook

         "Our management team anticipates another year of record profitability and solid growth for Washington Mutual in 2002," said Killinger. "In addition to continuing to keep a watchful eye on credit quality, a particular area of focus for the company will be successfully integrating the franchises that we've recently acquired and ensuring a successful transition for new employees who are now a part of the Washington Mutual family."

         With a history dating back to 1889, Washington Mutual is a national financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At Dec. 31, 2001, Washington Mutual and its subsidiaries had assets of $242.51 billion. The company currently operates more than 2,300 consumer banking, mortgage lending, commercial banking, consumer finance and financial services offices throughout the nation. Washington Mutual's press releases are available at www.wamu.com.

                                      # # #

Webcast information: Investors may listen to Washington Mutual's investor conference call on January 16, 2002, at 7:30 a.m. PST at www.wamu.com or by dialing 1.888.391.7808, passcode "WaMu." International callers may dial
312.470.7056. A replay will be available shortly after the completion of the call.

Media Contact:             Libby Hutchinson
                           1-800-228-9268
                           (206) 461-2484
                           libby.hutchinson@wamu.net

Investor Contacts:         JoAnn DeGrande
                           (206) 461-3186
                           joann.degrande@wamu.net

                           Ruthanne King
                           (206) 461-6421
                           ruthanne.king@wamu.net

                        Washington Mutual, Inc.
                   Consolidated Statements of Income
             (dollars in millions, except per share data)
                              (Unaudited)


                           Quarter Ended                Year Ended
----------------------------------------------------------------------
                     Dec. 31, Sept. 30,  Dec. 31,  Dec. 31,  Dec. 31,
                        2001      2001      2000      2001      2000
----------------------------------------------------------------------
Interest Income
 Loans                $2,690    $2,808    $2,533   $11,233    $9,388
 Available-for-sale
  ("AFS") securities     776       825       712     3,573     2,811
 Held-to-maturity
  ("HTM") securities       -         -       321         -     1,319
 Other interest and
  dividend income         59        57        66       259       265
----------------------------------------------------------------------
  Total interest
   income              3,525     3,690     3,632    15,065    13,783
Interest Expense
 Deposits                649       735       854     3,094     3,290
 Borrowings              849     1,139     1,677     5,095     6,182
----------------------------------------------------------------------
  Total interest
   expense             1,498     1,874     2,531     8,189     9,472
----------------------------------------------------------------------
   Net interest
    income             2,027     1,816     1,101     6,876     4,311
Provision for loan
 and lease losses        200       200        53       575       185
----------------------------------------------------------------------
   Net interest income
    after provision for
    loan and lease
    losses             1,827     1,616     1,048     6,301     4,126
Noninterest Income
 Depositor and other
  retail banking fees    353       333       269     1,290       976
 Securities fees and
  commissions             77        78        74       303       318
 Insurance fees and
  commissions             16        12        11        53        44
 Net SFR loan servicing
  income (expense)    (1,042)     (454)       34    (1,521)      134
 Loan related income     109        93        34       349       117
 Gain from mortgage
  loans                  289       275        64       967       262
 Gain (loss) from
  securities             442       317        13       861        (1)
 Other income             90        84        51       325       134
----------------------------------------------------------------------
  Total noninterest
   income                334       738       550     2,627     1,984
Noninterest Expense
 Compensation and
  benefits               535       507       343     1,924     1,348
 Occupancy and
  equipment              228       202       157       804       604
 Telecommunications and
  outsourced information
  services               119       111        87       441       323
 Depositor and other
  retail banking losses   45        37        29       144       105
 Amortization of
  goodwill and other
  intangible assets       45        48        26       172       106
 Other expense           359       249       180     1,132       640
----------------------------------------------------------------------
  Total noninterest
   expense             1,331     1,154       822     4,617     3,126
----------------------------------------------------------------------
   Income before
    income taxes and
    extraordinary item   830     1,200       776     4,311     2,984
Income taxes             295       443       279     1,579     1,085
----------------------------------------------------------------------
Income before
 extraordinary item      535       757       497     2,732     1,899
Extraordinary item -
 gain on extinguishment
 of debt, net of taxes
 of $189 and $239 million
 for quarter and year
 ended December 31, 2001,
 and $50 million for
 quarter ended
 September 30, 2001      307        75         -       382         -
----------------------------------------------------------------------
Net Income              $842      $832      $497    $3,114    $1,899
======================================================================
Net Income Attributable
 to Common Stock        $840      $830      $497    $3,107    $1,899
======================================================================

Basic earnings per common
 share:
 Income before
 extraordinary item    $0.62     $0.88     $0.63     $3.20     $2.37
 Extraordinary item     0.36      0.09         -      0.45         -
 Net income             0.98      0.97      0.63      3.65      2.37

Diluted earnings per
 common share:
 Income before
  extraordinary item   $0.62     $0.85     $0.62     $3.15     $2.36
 Extraordinary item     0.35      0.09         -      0.44         -
 Net income             0.97      0.94      0.62      3.59      2.36

Dividends declared per
 common share          $0.24     $0.23     $0.20     $0.90     $0.76

Basic weighted average
 number of common shares
 outstanding
 (in thousands)      856,014   859,497   788,789   850,245   801,262
Diluted weighted
 average number of
 common shares
 outstanding
 (in thousands)      868,951   879,374   796,466   864,658   804,695

                        Washington Mutual, Inc.
                    Selected Financial Information
            (dollars in millions except for per share data)
                              (unaudited)


                    Quarter Ended                     Year Ended
                    -------------                     ----------
                  Dec. 31,  Sept. 30,  Dec. 31,   Dec. 31,   Dec. 31,
                     2001      2001      2000       2001       2000
                  --------  --------   --------   --------   --------
Basic and Diluted Weighted Average Number of Common Shares Outstanding
 (in thousands)

Basic weighted
 average number
 of common shares
 outstanding      856,014    859,497   788,789    850,245    801,262
  Dilutive effect
   of potential
   common shares
   from:
    Stock options   6,726      9,336     7,677      8,469      3,433
    Premium Income
     Equity
     Securities(SM) 1,268      1,782         -      1,346          -
    Trust Preferred
     Income Equity
     Redeemable
     Securities(SM) 4,943      8,759         -      4,598          -
                   ------     ------    ------     ------     ------
                   12,937     19,877     7,677     14,413      3,433
                   ------     ------    ------     ------     ------
Dilutive weighted
 average number of
 common shares
 outstanding      868,951    879,374   796,466    864,658    804,695
                  =======    =======   =======    =======    =======



               Year Ended       Year Ended
             Dec. 31, 2001     Dec. 31, 2000
             -------------     -------------

Stockholders' Equity Rollforward
Balance,
 beginning
 of period       $ 10,166           $  9,053
Net income          3,114              1,899
Cash dividends
 declared on
 common stock        (774)              (626)
Cash dividends
 declared on
 redeemable
 preferred stock       (7)                 -
Common stock
 issued to
 acquire Bank
 United Corp.       1,389                  -
Common stock
 issued               197                 89
Common stock
 repurchased
 and retired         (231)              (869)
Common stock
 warrants issued,
 net of costs         398                  -
Other comprehensive
 (loss) income,
 net of tax          (189)               620
                   -------            -------
Balance, end of
 period          $ 14,063           $ 10,166
                   ======             ======

                        Washington Mutual, Inc.
                    Selected Financial Information
                         (dollars in millions)
                              (unaudited)

                                       Quarter Ended
                                      ---------------
                     Dec. 31, 2001    Sept. 30, 2001    Dec. 31, 2000
                    Balance   Rate    Balance    Rate   Balance  Rate
                    ---------------  ----------------  --------------
Average Balances and
 Weighted Average
 Interest Rates
Assets
Interest-earning
 assets:
Loans(1):
  SFR             $ 103,594   6.39% $ 100,548  6.82%   $ 83,313  7.69%
  Specialty
   mortgage
   finance(2)        10,024  10.26      9,770  10.21      7,082 10.69
                    -------           -------           -------
    Total SFR       113,618   6.73    110,318   7.12     90,395  7.93
  Other loans        41,306   7.54     41,612   8.11     32,224  9.21
                    -------           -------           -------
    Total Loans     154,924   6.94    151,930   7.38    122,619  8.26
  Mortgage-backed
   securities
   ("MBS")           31,188   6.29     37,863   6.83     56,230  7.20
  Investment
   securities
   and other         27,951   4.92     17,006   5.54      5,197  6.71
                    -------           -------           -------
    Total
     interest-earning
     assets         214,063   6.58    206,799   7.13    184,046  7.89
Noninterest-earning
 assets              22,272            21,658             8,082
                    -------           -------           -------
    Total
     assets       $ 236,335         $ 228,457         $ 192,128
                    =======           =======           =======

  Liabilities
   Deposits:
    Checking
     accounts      $ 30,535   0.71  $  24,746   0.23  $  14,299  0.45
    Savings
     accounts
     and money
     market
     deposit
     accounts
     ("MMDAs")       34,235   2.11     35,425   2.77     30,243  4.21
    Time deposit
     accounts        38,863   4.22     39,005   4.82     35,315  5.84
                    -------           -------           -------
      Total
       deposits     103,633   2.48     99,176   2.94     79,857  4.25
   Borrowings:
   Securities sold
    under agreements
    to purchase
    ("repurchase
    agreements")     29,677   2.31     27,353   3.29     29,708  6.72
   Advances from
    Federal Home
    Loan Banks
    ("FHLBs")        64,338   3.17     62,614   4.17     56,185  6.68
   Federal funds
    purchased and
    commercial paper  5,163   2.39      4,309   3.71      4,758  6.81
   Other             14,357   3.61     15,459   5.51      9,202  6.52
                    -------           -------           -------
    Total
     borrowings     113,535   2.96    109,735   4.12     99,853  6.68
                    -------           -------           -------
    Total
     interest-bearing
     liabilities    217,168   2.74    208,911   3.56    179,710  5.60
Noninterest-bearing
 liabilities          4,778             5,492             2,750
                    -------           -------           -------
    Total
     liabilities    221,946           214,403           182,460
Stockholders'
 Equity              14,389            14,054             9,668
                    -------           -------           -------
    Total
     liabilities
     and
     stockholders'
     equity       $ 236,335         $ 228,457         $ 192,128
                    =======           =======           =======
Net interest spread           3.84              3.57             2.29
Net interest margin           3.80              3.53             2.42

(1) Nonaccrual loans were included in the average loan amounts outstanding.

(2) Includes purchased sub-prime loan portfolios as well as first mortgages originated by Washington Mutual Finance and Long Beach
Mortgage.

                        Washington Mutual, Inc.
                    Selected Financial Information
                         (dollars in millions)
                              (unaudited)

                                       Year Ended
                                       ----------
                         Dec. 31, 2001            Dec. 31, 2000
                       Balance     Rate         Balance     Rate
                     --------------------------------------------
Average Balances and
 Weighted Average
 Interest Rates
Assets
Interest-earning assets:
Loans(1):
  SFR                 $ 98,494     7.01%       $ 81,471     7.40%
  Specialty
   mortgage
   finance(2)            9,054    10.32           5,352    11.11
                       -------                  -------
    Total SFR          107,548     7.29          86,823     7.63
  Other loans           40,766     8.32          30,919     8.94
                       -------                  -------
    Total Loans        148,314     7.57         117,742     7.97
 MBS                    41,430     6.95          58,469     6.97
 Investment securities
  and other             17,625     5.43           4,598     6.90
                       -------                  -------
   Total
    interest-earning
    assets             207,369     7.26         180,809     7.62
Noninterest-earning
 assets                 18,204                    6,763
                       -------                  -------
   Total assets      $ 225,573                $ 187,572
                       =======                  =======
Liabilities
Deposits:
 Checking accounts    $ 23,502     0.51       $  14,120     0.46
 Savings accounts
  and money market
  deposit accounts
  ("MMDAs")             34,168     3.00          29,816     4.05
 Time deposit
  accounts              38,852     5.04          36,340     5.55
                       -------                  -------
   Total deposits       96,522     3.21          80,276     4.10
Borrowings:
 Securities sold
  under agreements
  to purchase
  ("repurchase
  agreements")          29,582     4.04          28,491     6.33
 Advances from
  Federal Home
  Loan Banks
  ("FHLBs")             63,859     4.58          56,979     6.33
  Federal funds
   purchased and
   commercial paper      4,806     4.11           3,442     6.52
  Other                 13,289     5.85           7,198     7.59
                       -------                  -------
   Total borrowings    111,536     4.57          96,110     6.43
                       -------                  -------
   Total
    interest-bearing
    liabilities        208,058     3.93         176,386     5.37
Noninterest-bearing
 liabilities             4,308                    2,207
                       -------                  -------
   Total liabilities   212,366                  178,593
Stockholders' Equity    13,207                    8,979
                       -------                  -------
   Total liabilities
    and stockholders'
    equity           $ 225,573                $ 187,572
                       =======                  =======
 Net interest spread               3.33                     2.25
 Net interest margin               3.32                     2.38

(1) Nonaccrual loans were included in the average loan amounts outstanding.

(2) Includes purchased sub-prime loan portfolios as well as first mortgages originated by Washington Mutual Finance and Long Beach
Mortgage.

                         Washington Mutual, Inc.
               Consolidated Statements of Financial Condition
                (dollars in millions, except per share data)
                               (unaudited)

                                       Dec. 31,   Sept. 30,  Dec. 31,
                                         2001       2001       2000
                                       -----------------------------
Assets
 Cash and cash equivalents             $ 6,044    $ 3,723    $ 2,622
 AFS securities:
   MBS                                  28,568     37,217     40,349
   Investment securities                29,781     10,662      1,810
 HTM securities:
   MBS                                    --         --       16,428
   Investment securities                  --         --          137
 Loans held for sale                    23,842     18,035      3,404
 Loans:
   Loans held in portfolio             132,991    132,900    119,626
   Allowance for loan and
    lease losses                        (1,404)    (1,295)    (1,014)
                                      --------   --------   --------
     Total loans held in
      portfolio, net of
      allowance for loan
      and lease losses                 131,587    131,605    118,612
 Mortgage servicing rights
  ("MSR")                                6,241      6,721      1,017
 Investment in FHLBs                     3,873      3,822      3,260
 Goodwill and other
  intangible assets                      2,330      2,377      1,084
 Other assets                           10,240      9,476      5,993
                                      --------   --------   --------
     Total assets                    $ 242,506  $ 223,638  $ 194,716
                                      ========   ========   ========
Liabilities
 Deposits:
  Checking accounts                    $37,736    $25,575    $14,500
  Savings accounts and
   MMDAs                                32,484     34,599     30,656
  Time deposit accounts                 36,962     39,559     34,418
                                      --------   --------   --------
     Total deposits                    107,182     99,733     79,574
 Federal funds purchased
  and commercial paper                   4,690      4,472      4,115
 Securities sold under
  repurchase agreements                 39,447     18,675     29,756
 Advances from FHLBs                    61,182     65,623     57,855
 Other borrowings                       12,678     15,682      9,930
 Other liabilities                       3,264      4,924      3,320
                                      --------   --------   --------
     Total liabilities                 228,443    209,109    184,550
Stockholders' equity                    14,063     14,529     10,166
                                      --------   --------   --------
     Total liabilities and
      stockholders' equity            $242,506   $223,638   $194,716
                                      ========   ========   ========

Common shares outstanding at
 end of period (in thousands)(1)       873,089    879,831    809,784
Book value per common share            $ 16.45    $ 16.86    $ 12.84
Tangible book value per
 common share                            14.18      14.57      11.66

Full-time equivalent employees
 at end of period                       39,465     37,830     28,798

    (1) Includes 18 million shares held in escrow that were not included in the book value per share calculations.

                            Washington Mutual, Inc.
                        Selected Financial Information
                (dollars in millions, except per share amounts)
                                  (unaudited)

    Note: The following analysis of reported and operating earnings is based upon the Company's opinion and is intended to provide the user additional information about the Company's operations. It is not intended to replace traditional financial statement disclosures in accordance with generally accepted accounting principles and may not be comparable to similarly titled measures reported by other companies.

                                Quarter Ended            Year Ended
                        Dec. 31, Sept. 30, Dec. 31,  Dec. 31, Dec. 31,
                          2001     2001     2000        2001    2000
                        ---------------------------------------------
Reported Financial Results

Net income                   $842    $832    $497     $3,114   $1,899
Net income per
 common share               $0.98   $0.97   $0.63      $3.65    $2.37
Net income per
 diluted common share        0.97    0.94    0.62       3.59     2.36

Financial ratios on
 reported financial
 results:
 Return on average
  assets                     1.43%   1.46%   1.03%      1.38%    1.01%
 Return on average
  common equity             23.36   23.64   20.56      23.53    21.15
 Efficiency ratio(1),
  excluding amortization
  of goodwill and
  other intangible assets   44.99   41.29   48.22      43.90    47.97
 Efficiency ratio(1),
  including amortization
  of goodwill and
  other intangible assets   46.58   43.09   49.78      45.61    49.66

Earnings from Operations, Excluding
 Amortization of Goodwill and Other
 Intangible Assets

  Net income attributable
   to common stock           $840    $830    $497     $3,107   $1,899
  Total amortization of
   goodwill and other
   intangible assets           45      48      26        172      106
  Income tax expense           (7)     (6)     (6)       (29)     (25)
                           ------  ------  ------     ------   ------
   Amortization of goodwill
    and other intangible
    assets, net of tax         38      42      20        143       81
                           ------  ------  ------     ------   ------
  Earnings from operations,
   excluding amortization of
   goodwill and other
   intangible assets         $878    $872    $517     $3,250   $1,980
                           ======  ======  ======     ======   ======
  Earnings per diluted
   common share, excluding
    amortization of goodwill
    and other intangible
    assets                  $1.01   $0.99   $0.65      $3.76    $2.46

Financial ratios on earnings
 from operations:
Return on average assets     1.49%   1.53%   1.08%      1.44%    1.06%
Return on average common
 equity                     24.40   24.82   21.37      24.61    22.06


                                    Quarter Ended    Year Ended
                                    Dec. 31, 2001   Dec. 31, 2001
                                    -----------------------------
Pro Forma (2)
Income before income taxes
 and extraordinary item                  $830          $4,311
Amortization of goodwill                   34             136
                                       ------          ------
Income before income taxes and
 extraordinary item, excluding
 amortization of goodwill                 864           4,447
Income tax expense                       (298)         (1,594)
                                       ------          ------
Net income before extraordinary
 item, excluding amortization
 of goodwill                              566           2,853
Extraordinary item, net of taxes          307             382
Redeemable preferred stock
 dividends                                 (2)             (7)
                                       ------          ------
Net income attributable to
 common stock, excluding
 amortization of goodwill                $871          $3,228
                                       ======          ======
Earnings per diluted common share,
 excluding amortization of goodwill     $1.00           $3.73

  (1) Includes extraordinary item for 2001 periods.

  (2) Represents pro forma impact to quarter-to-date and year-to-date December 31, 2001 net income assuming application of the recently issued business combinations accounting standard, which eliminates the amortization of most goodwill from net income.

                        Washington Mutual, Inc.
                    Selected Financial Information
                              (unaudited)


                                         Dec. 31,            Dec. 31,
                                            2001                2000
----------------------------------------------------------------------
Capital Adequacy
 Stockholders' equity/total assets          5.80%               5.22%
 Stockholders' equity(1)/total assets(1)    5.89                5.24
 Tangible common equity(1)(2)               5.14                4.79
 Estimated total risk-based capital(3)     12.42               11.07

    (1) Excludes unrealized net gain/loss on available-for-sale securities and derivatives.
    (2) Excludes goodwill and other intangible assets.
    (3) Estimate of what WMI's total risk-based capital ratio would be if it was a bank holding company that complies with Federal Reserve Board capital requirements.




                                    Dec. 31,    Sept. 30,     Dec. 31,
                                       2001         2001         2000
----------------------------------------------------------------------
Retail Checking Accounts(4)
  WMB and WMBfsb                  1,182,385    1,158,646    1,104,947
  WMB, FA                         4,667,806    4,501,229    3,744,195
----------------------------------------------------------------------
  Total retail checking accounts  5,850,191    5,659,875    4,849,142
======================================================================


Retail Checking Account Activity(4)
 Net accounts opened during the
 quarter:
  WMB and WMBfsb                     23,739       19,891        7,656
  WMB, FA                           166,577      177,438       98,384
----------------------------------------------------------------------
 Net new retail checking accounts   190,316      197,329      106,040
======================================================================

    (4) Retail checking accounts exclude commercial business accounts. The information provided refers to the number of accounts, not dollar volume.

                        Washington Mutual, Inc.
                    Selected Financial Information
                         (dollars in millions)
                              (unaudited)


                                            Quarter Ended
----------------------------------------------------------------------
                                     Dec. 31,    Sept. 30,    Dec. 31,
                                       2001        2001         2000
----------------------------------------------------------------------
Loan Volume
 Single-family residential ("SFR"):
   Adjustable rate ("ARMs")         $ 12,891     $ 9,120      $ 8,767
   Fixed rate                         39,280      30,781        2,861
   Specialty mortgage finance (1)      2,654       3,186        1,913
----------------------------------------------------------------------
     Total SFR loan volume            54,825      43,087       13,541
 SFR construction:
   Builder (2)                           186         144          272
   Custom (3)                            118         142          142
 Consumer                              2,836       2,779        2,014
 Commercial business                     501         573          806
 Commercial real estate:
   Multi-family                          561         424          411
   Other commercial real estate           89          70          124
----------------------------------------------------------------------
     Total loan volume              $ 59,116    $ 47,219     $ 17,310
======================================================================

Loan Volume by Channel
 Originated                         $ 35,138    $ 26,791     $ 15,666
 Purchased/Correspondent              23,978      20,428        1,644
----------------------------------------------------------------------
     Total loan volume by channel   $ 59,116    $ 47,219     $ 17,310
======================================================================

Refinancing Activity (4)
 SFR:
  ARMs                              $ 10,623     $ 6,937      $ 3,825
  Fixed rate                          27,265      18,806          787
 SFR construction                          7           7            6
 Commercial real estate                  463         364          222
----------------------------------------------------------------------
     Total refinances               $ 38,358    $ 26,114      $ 4,840
======================================================================

SFR Loan Originations (5)
 Short-term ARMs:
  Treasury indices                   $ 5,606     $ 5,875      $ 6,452
  COFI                                   429         501        1,434
  Other                                   48          60            2
----------------------------------------------------------------------
     Total short-term ARMs             6,083       6,436        7,888
 Medium-term ARMs                      6,383       2,457          435
 Fixed-rate mortgages                 16,840      12,301        2,664
----------------------------------------------------------------------
     Total SFR loan originations    $ 29,306    $ 21,194     $ 10,987
======================================================================

(1) Includes purchased sub-prime loan portfolios as well as first mortgages originated by Washington Mutual Finance and Long Beach Mortgage.

(2) Includes residential builder construction loans to borrowers who are in the business of acquiring land and building homes for resale.

(3) Includes custom construction loans to the intended occupant of a house to finance the house's construction.

(4) Includes loan refinancings entered into by both new and pre-existing loan customers.

(5) Does not include purchased and correspondent SFR loans and specialty mortgage finance loans.

                                                Year Ended
----------------------------------------------------------------------
                                        Dec. 31,           Dec. 31,
                                          2001               2000
----------------------------------------------------------------------
Loan Volume
 Single-family residential ("SFR"):
    Adjustable rate ("ARMs")           $ 37,224           $ 37,286
    Fixed rate                          107,538              6,631
    Specialty mortgage finance (1)       11,059              8,501
----------------------------------------------------------------------
       Total SFR loan volume            155,821             52,418
 SFR construction:
    Builder (2)                           2,244              1,210
    Custom (3)                              630                639
 Consumer                                10,068              7,346
 Commercial business                      2,650              2,695
 Commercial real estate:
    Multi-family                          2,053              1,601
    Other commercial real estate            570                358
----------------------------------------------------------------------
       Total loan volume              $ 174,036           $ 66,267
======================================================================

Loan Volume by Channel
 Originated                           $ 111,128           $ 59,263
 Purchased/Correspondent                 62,908              7,004
----------------------------------------------------------------------
       Total loan volume by channel   $ 174,036           $ 66,267
======================================================================

Refinancing Activity (4)
 SFR:
    ARMs                               $ 27,300           $ 13,299
    Fixed rate                           70,255              1,554
 SFR construction                            31                 22
 Commercial real estate                   1,580              1,020
----------------------------------------------------------------------
       Total refinances                $ 99,166           $ 15,895
======================================================================

SFR Loan Originations (5)
 Short-term ARMs:
    Treasury indices                   $ 22,298           $ 25,596
    COFI                                  1,863              6,036
    Other                                   112                 18
----------------------------------------------------------------------
       Total short-term ARMs             24,273             31,650
 Medium-term ARMs                        12,012              3,932
 Fixed-rate mortgages                    51,227              6,415
----------------------------------------------------------------------
       Total SFR loan originations     $ 87,512           $ 41,997
======================================================================

(1) Includes purchased sub-prime loan portfolios as well as first mortgages originated by Washington Mutual Finance and Long Beach Mortgage.

(2) Includes residential builder construction loans to borrowers who are in the business of acquiring land and building homes for resale.

(3) Includes custom construction loans to the intended occupant of a house to finance the house's construction.

(4) Includes loan refinancings entered into by both new and pre-existing loan customers.

(5) Does not include purchased and correspondent SFR loans and specialty mortgage finance loans.

                        Washington Mutual, Inc.
                    Selected Financial Information
                         (dollars in millions)
                              (unaudited)

                     Change from
                      Sept. 30,
                        2001
                     to Dec. 31,    Dec. 31,     Sept. 30,   Dec. 31,
                        2001          2001         2001       2000
----------------------------------------------------------------------
Loans by Property Type and MBS
 Loans held in portfolio:
   SFR                $ (152)      $ 82,021     $ 82,173     $ 80,181
   Specialty
    mortgage finance     625          9,821        9,196        6,783
----------------------------------------------------------------------
      Total SFR loans    473         91,842       91,369       86,964
   SFR  construction:
      Builder           (180)         2,127        2,307        1,040
      Custom              37            475          438          391
   Consumer              295         13,048       12,753       10,478
   Commercial business   105          5,390        5,285        2,274
   Commercial real estate:
      Multi-family      (555)        15,608       16,163       15,657
      Other commercial
       real estate       (84)         4,501        4,585        2,822
----------------------------------------------------------------------
 Total loans held in
  portfolio               91        132,991      132,900      119,626
 Less: allowance for
  loan and lease losses (109)        (1,404)      (1,295)      (1,014)
 Loans securitized and
  retained as MBS     (3,322)        22,212       25,534       34,769
----------------------------------------------------------------------
   Total net loans
    held in portfolio
    and loans
    securitized and
    retained as MBS   (3,340)       153,799      157,139      153,381
  Loans held for sale  5,807         23,842       18,035        3,404
----------------------------------------------------------------------
   Total net loans
    and loans
    securitized and
    retained as MBS    2,467        177,641      175,174      156,785
  Purchased MBS       (5,327)         6,356       11,683       22,008
----------------------------------------------------------------------
   Total net loans
    and MBS         $ (2,860)     $ 183,997    $ 186,857    $ 178,793
======================================================================

                        Washington Mutual, Inc.
                    Selected Financial Information
                         (dollars in millions)
                              (unaudited)

                                 Sept. 30, 2001       Dec. 31, 2000
                                to Dec. 31, 2001     to Dec. 31, 2001
----------------------------------------------------------------------
Rollforward of Loans Held for Sale
 Balance, beginning of period       $ 18,035             $ 3,404
   Loans added through acquisitions    --                 10,385
   Loans originated and purchased     48,391             128,419
   Loans transferred from MBS          3,345               3,345
   Loans transferred to loans
    held in portfolio                  --                 (1,210)
   Loans sold or securitized         (44,813)           (117,195)
   Loan payments and other            (1,116)             (3,306)
----------------------------------------------------------------------
 Change in loans                       5,807              20,438
----------------------------------------------------------------------
 Balance, end of period             $ 23,842            $ 23,842
======================================================================

Rollforward of Loans Held in Portfolio
 Balance, beginning of period      $ 132,900           $ 119,626
   Loans added through acquisitions    --                 12,334
   Loans originated and purchased     10,725              45,617
   Loans transferred from loans
    held for sale                      --                  1,210
   Loans securitized                    (428)             (1,132)
   Loan payments and other           (10,206)            (44,664)
----------------------------------------------------------------------
 Change in loans                          91              13,365
----------------------------------------------------------------------
 Balance, end of period            $ 132,991           $ 132,991
======================================================================

Rollforward of Mortgage Servicing Rights ("MSR")
 Balance, beginning of period        $ 6,721             $ 1,017
   SFR:
    Additions through acquisitions     --                  4,818
    Additions                          1,013               3,323
    Amortization                        (381)             (1,006)
    Impairment adjustment             (1,057)             (1,749)
    Sales                                (59)               (174)
   Net change in commercial real
    estate MSR                             4                  12
----------------------------------------------------------------------
 Balance, end of period              $ 6,241             $ 6,241
======================================================================

Rollforward of Loan Servicing Portfolio with MSR
 Balance, beginning of period      $ 371,677            $ 79,335
   SFR:
    Additions through acquisitions     --                255,434
    Additions                         45,596             143,235
    Sales                             (2,414)             (6,538)
    Loan payments and other          (36,790)            (94,251)
   Net change in commercial real
    estate loan servicing portfolio      314               1,168
----------------------------------------------------------------------
 Balance, end of period            $ 378,383           $ 378,383
======================================================================

                                                       Dec. 31, 2001
                                                         Balance
----------------------------------------------------------------------
Total Servicing Portfolio
     Loan servicing portfolio with MSR                   $ 378,383
     Loan servicing portfolio without MSR                    4,117
     Servicing on retained MBS without MSR                   8,155
     Servicing on owned loans                              144,333
----------------------------------------------------------------------
  Total servicing portfolio                              $ 534,988
======================================================================

                                           Dec. 31, 2001
                               ---------------------------------------
                                 Unpaid Principal    Weighted Average
                                          Balance       Servicing Fee
----------------------------------------------------------------------
Total Servicing Portfolio,
 Excluding Retained MBS without MSR    (in basis points, annualized)
 and Owned Loans
     Government                       $ 61,541                 52
     Agency                            242,075                 45
     Private                            69,996                 51
     Long Beach                          8,888                 50
----------------------------------------------------------------------
  Total servicing portfolio,
   excluding retained MBS without MSR
   and owned loans                   $ 382,500                 47
======================================================================

                        Washington Mutual, Inc.
                    Selected Financial Information
                         (dollars in millions)
                              (unaudited)


              Change from   Dec.          Sept.           Dec.
                Sept. 30,    31,   % of     30,    % of    31,    % of
         to Dec. 31, 2001   2001   total   2001    total  2000   total
----------------------------------------------------------------------
Real Estate Loans
 and MBS(1)
  Short-term ARMs:
   COFI          (3,442)  $32,994    21%  $36,436    23% $42,558   27%
   Treasury
    indices      (3,384)   34,163    22    37,547    23   44,752   28
   Other          2,563    13,491(2)  9    10,928(2)  7    8,081(2) 5
----------------------------------------------------------------------
 Total short-
  term ARMs      (4,263)   80,648    52    84,911    53   95,391   60
Medium-term ARMs  6,879    41,585    26    34,706    22   28,992   18
Fixed-rate loans (1,755)   27,685    18    29,440    18   12,836    8
Fixed-rate MBS   (4,187)    6,579     4    10,766     7   22,581   14
----------------------------------------------------------------------
Total real estate
 loans and MBS   (3,326) $156,497   100% $159,823  100% $159,800  100%
======================================================================

(1)  Does not include specialty mortgage finance loans.
(2)  The balance included the following amount of securities retained which bear COFI to LIBOR basis risk (dollars in billions):
          Dec. 31, 2001:  $ 2.9
          Sept. 30, 2001:   2.8
          Dec. 31, 2000:    2.7



                               Quarter Ended            Year Ended
----------------------------------------------------------------------
                     Dec. 31,  Sept. 30,  Dec. 31,  Dec. 31,  Dec. 31,
                       2001      2001       2000      2001      2000
----------------------------------------------------------------------
SFR Mortgage Banking
 Income
  SFR loan
  servicing income    $ 448     $ 425      $ 85      $ 1,375   $ 295
   Amortization
    of MSR             (381)     (293)      (33)      (1,006)   (121)
   Impairment of MSR (1,057)     (553)       (9)      (1,749)     (9)
   Other SFR loan
    servicing
    expense, net        (52)      (33)       (9)        (141)    (31)
----------------------------------------------------------------------
  Net SFR loan
   servicing income
   (expense)         (1,042)     (454)       34       (1,521)    134
Business and
 financial hedges:
  Gain from
   mortgage loans       287       275        64          963     262
  Gain from sale of
   originated MBS        16         5         2           93       2
  Gain (loss) from
   sale of other AFS
   securities           381       262        10          643      10
  Pre-tax effect of
   extraordinary gain   496       125         -          621       -
----------------------------------------------------------------------
     Total SFR mortgage
      banking income  $ 138     $ 213     $ 110        $ 799   $ 408
======================================================================

                        Washington Mutual, Inc.
                    Selected Financial Information
                         (dollars in millions)
                              (unaudited)


                            Dec. 31, 2001           Dec. 31, 2000
----------------------------------------------------------------------
                        Balance       Term(1)   Balance       Term(1)
----------------------------------------------------------------------
Deposits, Borrowings and           (in months)             (in months)
Derivatives Outstanding
Deposits:
  Noninterest-bearing
   checking accounts,
   savings accounts,
   MMDAs and time
   deposit accounts     $ 22,441      N/A       $ 8,755        N/A
  Interest-bearing
   checking accounts,
   savings accounts
   and MMDAs              47,779      N/A        36,401        N/A
  Interest-bearing time
   deposit accounts       36,962       10        34,418          7
----------------------------------------------------------------------
     Total deposits      107,182                 79,574
Borrowings:
  Adjustable(2)           48,014        2        57,219          1
  Short-term fixed        49,569        1        30,457          2
  Long-term fixed         20,414       72        13,980         48
----------------------------------------------------------------------
     Total borrowings    117,997                101,656
----------------------------------------------------------------------
Total deposits and
 borrowings            $ 225,179              $ 181,230
======================================================================


                            Dec. 31, 2001            Dec. 31, 2000
----------------------------------------------------------------------
                     Notional   Fair   Term  Notional    Fair   Term
                      Amount   Value    (1)   Amount    Value    (1)
----------------------------------------------------------------------
Derivatives:                       (in months)             (in months)
 WM pay rate swaps:
  Fixed rate         $ 12,905   $ (9)   34    $ 11,008  $ (46)    9
  Variable rate         3,627    224     2       2,890    140     2
----------------------------------------------------------------------
 Total swaps           16,532    215            13,898     94
 Caps\Corridors\
  Swaptions             6,335    119    14       8,286     16     5
----------------------------------------------------------------------
   Total derivatives $ 22,867  $ 334          $ 22,184  $ 110
======================================================================

(1) Terms used are remaining term for deposits, caps, corridors and swaptions and term to reprice for borrowings and swaps.

(2) Adjustable-rate borrowings included notional values of $ 2.3 billion and $13.2 billion of embedded purchased interest rate floors at December 31, 2001 and December 31, 2000. At December 31, 2001 and December 31, 2000, $ 1.8 billion and $800 million, respectively, of these contracts were effective. Contractual start dates for the remaining floors begin September 15, 2002. Once effective, the floors reprice every three months.

Adjustable-rate borrowings included notional values of $ 696 million and $724 million of embedded purchased interest rate caps at December 31, 2001 and December 31, 2000. At December 31, 2001 and December 31, 2000, these interest rate caps were active. However, no contracts had strike rates that were in effect.

Adjustable-rate borrowings included notional values of $ 5.9 billion of embedded interest rate swaptions (options to enter into pay-fixed swaps) at December 31, 2001 and none at December 31, 2000. These options are exercisable upon maturity. Maturity dates range from June 6, 2003 to September 2, 2003.

                        Washington Mutual, Inc.
                    Selected Financial Information
                         (dollars in millions)
                              (unaudited)

                                        Quarter Ended
----------------------------------------------------------------------
                             Dec.    Sept.     June     Mar.     Dec.
                              31,      30,      30,      31,      31,
                             2001     2001     2001     2001     2000
----------------------------------------------------------------------
Allowance for Loan
 and Lease Losses
  Balance, beginning
   of quarter             $ 1,295  $ 1,170  $ 1,158  $ 1,014  $ 1,012
  Allowance acquired
   through business
   combinations/other           6        -       (5)     120        -
  Provision for loan
   and lease losses           200      200       92       82       53
----------------------------------------------------------------------
                            1,501    1,370    1,245    1,216    1,065
  Loans charged off:
   SFR                         (3)      (6)     (14)      (6)      (5)
   Specialty mortgage finance (10)      (4)      (5)      (7)      (3)
----------------------------------------------------------------------
      Total SFR charge offs   (13)     (10)     (19)     (13)      (8)
    Consumer                  (57)     (48)     (50)     (45)     (45)
    Commercial business       (38)     (19)     (12)      (4)      (3)
    Commercial real estate:
        Other commercial
         real estate            -       (5)      (3)      (3)       -
----------------------------------------------------------------------
     Total loans charged off (108)     (82)     (84)     (65)     (56)
   Recoveries of loans
    previously charged off:
     SFR                        -        -        1        1        -
     Consumer                   5        6        6        6        5
     Commercial business        5        1        1        -        -
     Commercial real estate:
       Other commercial
        real estate             1        -        1        -        -
----------------------------------------------------------------------
      Total recoveries of
       loans previously
       charged off             11        7        9        7        5
----------------------------------------------------------------------
         Net charge offs      (97)     (75)     (75)     (58)     (51)
----------------------------------------------------------------------
  Balance, end of quarter $ 1,404  $ 1,295  $ 1,170  $ 1,158  $ 1,014
======================================================================
  Net charge offs
   (annualized) as a
   percentage of average
   loans                     0.25%    0.20%    0.20%    0.17%    0.16%
----------------------------------------------------------------------
                             Dec.    Sept.     June     Mar.     Dec.
                              31,      30,      30,      31,      31,
                             2001     2001     2001     2001     2000
----------------------------------------------------------------------
 Allowance for loan and lease
  losses as a percentage of:
   Nonaccrual loans            65%      72%      86%      94%     117%
   Nonperforming assets        59       64       75       81       99
   Total loans held in
    portfolio                1.06     0.97     0.89     0.87     0.85

                        Washington Mutual, Inc.
                    Selected Financial Information
                         (dollars in millions)
                              (unaudited)

                                   Dec. 31,   Sept. 30,    Dec. 31,
                                      2001        2001        2000
----------------------------------------------------------------------
Nonperforming Assets ("NPAs")
 Nonaccrual loans:
   SFR                              $1,041        $801        $509
   Specialty mortgage finance          415         356         179
----------------------------------------------------------------------
     Total SFR nonaccrual loans      1,456       1,157         688
   SFR construction:
       Builder                          26          18          16
       Custom                           10           8           2
   Consumer                            148         130         117
   Commercial business                 159         126          12
   Commercial real estate:
       Multi-family                     56          51          10
       Other commercial real estate    298         321          21
----------------------------------------------------------------------
      Total nonaccrual loans         2,153       1,811         866
 Foreclosed assets:
   SFR                                 107         110          97
   Specialty mortgage finance           69          55          24
----------------------------------------------------------------------
     Total SFR foreclosed assets       176         165         121
   SFR construction:
       Builder                           4           4           -
       Custom                            1           -           -
   Consumer                             20          25          22
   Commercial business                  10           9           -
   Commercial real estate:
      Multi-family                       -           1           1
      Other commercial real estate      17          17           9
----------------------------------------------------------------------
      Foreclosed assets                228         221         153
----------------------------------------------------------------------
      Total NPAs                    $2,381      $2,032      $1,019
======================================================================

 NPAs as a percentage of:
   Total loans held in portfolio      1.79%       1.53%       0.85%
   Total assets                       0.98        0.91        0.52

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                            WASHINGTON MUTUAL, INC.


                                            By: /s/ Fay L. Chapman
                                               --------------------------------
                                                Fay L. Chapman
                                                Senior Executive Vice President




         Date:  January 15, 2002